                                                                                              Exhibit 99.1

NEWS RELEASE

Media Contact:        Roy Wiley       630-753-2627
Investor Contact:     Ramona Long     630-753-2406

                             NAVISTAR REPORTS 4TH QUARTER, FULL YEAR LOSS AS FORECAST;
                                                STRATEGIES ON TRACK

                                                                  (Millions of Dollars Except For Per Share Data)
                                                       ------------------------------------------------------------------
                                                           THREE MONTHS ENDED                      12 MONTHS ENDED
                                                               OCTOBER 31                            OCTOBER 31
                                                       ---------------------------       --------------------------------
                                                             2002            2001              2002               2001
                                                       --------------   -----------      ----------------   -------------

Income (loss) from continuing operations before
  restructuring and non-recurring charges, net of taxes       ($60)           $12              ($132)             ($9)

Restructuring and non-recurring charges, net of taxes        ($345)             -              ($344)               -

Discontinued operations, net of taxes                         ($55)           ($5)              ($60)            ($14)

NET INCOME (LOSS)                                            ($460)            $7              ($536)            ($23)

 EARNINGS (LOSS) PER DILUTED                                ($7.58)         $0.11             ($8.88)          ($0.39)
    COMMON SHARE

         WARRENVILLE, Ill.- December 3, 2002 - As previously forecast, Navistar International Corporation (NYSE:
NAV), the nation's largest commercial truck and mid-range diesel engine producer, today reported a net loss for both the fourth quarter and year ended October 31, 2002. Restructuring, non-recurring charges and loss from discontinued operations, net of taxes, totaled $404 million for the year, compared to a prior forecast of a maximum $456 million.

         The net loss from continuing operations for the fourth quarter, excluding the after-tax restructuring and non-recurring charges and loss from discontinued operations, amounted to $60 million, or ($0.98) per diluted common share. The consensus estimate of financial analysts had been for a loss from continuing operations of
($1.07) per diluted common share. Including the charges and discontinued operations, the fourth quarter loss amounted to $460 million, or ($7.58) per diluted common share. In the fourth quarter a year ago, the company reported earnings of $7 million, or $0.11 per diluted common share. Consolidated revenues for the fourth quarter of 2002 were up 12 percent to $2.1 billion from $1.8 billion in 2001.

                                                            E-1

Page Two/Fourth Quarter Earnings

         Consolidated sales and revenues for the year ended October 31, 2002, totaled $6.8 billion, compared with
$6.7 billion a year earlier. The net loss from continuing operations, excluding restructuring and non-recurring charges and discontinued operations, amounted to $132 million in 2002, equal to ($2.18) per diluted common share, compared with a net loss of $9 million, or ($0.15) per diluted common share in 2001. Including the charges and discontinued operations, the net loss for 2002 totaled $536 million, equal to ($8.88) per diluted common share, compared with a net loss of $23 million or ($0.39) per diluted common share in 2001.

         The decline in income from continuing operations, excluding restructuring and non-recurring charges and discontinued operations ($123 million), is the result of significant increases in the cost of post-retirement benefits and interest expense combined with the impact of several unusual items that have not been classified as restructuring or other non-recurring charges. These unusual items total (approximately $115 million pre tax) and include the impact of the United Auto Workers (UAW) negotiations, the Canadian Auto Workers strike, brake recalls, Class 8 engine shortages and the impact of exchange losses in Brazil and Argentina.  These unfavorable impacts were partially offset by material cost improvement and manufacturing performance.

         "As we move forward into 2003 we will drive further cost improvements as we gain experience with our new products," said John R. Horne, Navistar chairman and chief executive officer. He noted that 2002 was one of the most difficult periods in the company's 100-year history yet the company took a number of giant steps forward that will enhance future earnings opportunities. Major initiatives included:

o     Realigned the company's truck manufacturing facilities.
o     Introduced a new lineup of High Performance Trucks  (Class 6-8).
o     Launched a new 6-liter V8 engine.
o     Negotiated a new United Auto Workers (UAW) union contract that allows for a more flexible workforce at a more competitive wage and benefit structure.
o     Continued progress on the Blue Diamond truck and parts joint venture with Ford Motor Company.

         "Steps were taken during 2002 to discontinue a number of processes and to close a number of facilities that were utilized for our old products," Horne said. "We reduced our fixed costs and maintained a healthy distribution system throughout the downturn. Our goal for 2003 is to be profitable. We have positioned the business well, and now is the time to reap the benefits."
                                                            E-2

Page Three/Fourth Quarter Earnings

         According to Horne, the fixed cost reductions resulting from the restructuring and discontinued
operations, coupled with the company's ongoing program of continuous cost improvements and the benefits from the
Ford joint venture are expected to result in incremental gains in earnings before interest and taxes (EBIT) of
$100 million in 2003 and $400 million at the peak of the next cycle.

      Horne said that given the weakness in the Class 8 market, the company expects a loss in the first quarter of 2003 to be in the area of ($1.45) to ($1.55) per diluted common share. The company expects demand for Class 8 trucks to remain weak during the first half of the year due to the pull forward of demand in the second half of
2002 as a result of the change in emission regulations. Demand for Class 8 trucks is expected to improve in the second half of the year because of improving trends in used truck inventories, the industry tonnage hauled and already extended replacement cycles.

      Horne emphasized that the company still forecasts a small profit for 2003, although there are some significant costs, such as the change in earnings assumption on pension assets that were not included in the original forecast, which must be avoided or offset for this forecast to materialize.

          "The building blocks are now in place as we have realigned our manufacturing facilities to deliver scale for focused products and invested to make those plants the most efficient in the industry," Horne said. "We expect to continue to reduce our material costs through improved product design and the reduction in the number of suppliers. In addition, our joint venture with Ford allows us to participate in the benefits of purchasing scale."

         As part of the Ford joint venture, production of Ford's medium truck will begin at Navistar's truck assembly plant in Escobedo, Mexico next week and as a result, approximately two-thirds of the facility will be transferred into the joint venture.

         The company's trucks and buses are sold under the International® and IC® brands. Worldwide shipments in
2002 totaled 84,100 trucks and buses, of which 33,100 were medium trucks, primarily Class 6-7; 19,500 were school buses; and 31,500 were heavy trucks (Class 8). Shipments in 2001 consisted of 89,600 trucks and buses of which
43,700 were medium trucks, 20,800 were school buses, and 25,100 were heavy trucks.

         Engine shipments totaled 375,500 units in 2002 compared with 394,300 units in 2001.

                                                            E-3

Page Four/Fourth Quarter Earnings

         Navistar is forecasting United States and Canadian total truck industry retail sales volume for Class
6-8 and school bus in fiscal 2003 at 265,500 units, up 1 percent from the 263,400 units sold in the 12 months ended October 31, 2002. Demand for heavy trucks is expected to decline 5 percent to 156,000 units, while demand for Class 6-7 medium trucks is estimated at 82,000, up 13 percent from the 73,000 sold in 2002. School bus demand is forecast to be flat at 27,500 units.

          Horne said that due to the decline in the stock market this year, coupled with the decline in interest rates, the underfunded liability of the company pension plans has increased. The reduction of equity due to the increase in unfunded liability as of October 31, 2002, was $369 million after tax. In addition, the company has reduced the 2003 rate of return assumptions on plan assets for the pension and other postretirement benefits plans to 9.0 percent.

         Headquartered in Warrenville, Ill., Navistar International Corporation (NYSE: NAV) is the parent company of International Truck and Engine Corporation, a leading producer of mid-range diesel engines, medium trucks, heavy trucks, severe service vehicles and a provider of parts and service sold under the International® brand. IC
Corporation, a wholly owned subsidiary, produces school buses.  The company also is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. Additionally, through a joint venture with Ford Motor Company, the company will build medium commercial trucks and currently sells truck and diesel engine service parts.  International Truck and Engine has the broadest distribution network in the industry.
Financing for customers and dealers is provided through a wholly owned subsidiary. Additional information can be found on the company's web site at www.nav-international.com

         Forward Looking Statements

  Statements contained in this news release that are not purely historical are forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future.  It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility, and other risks detailed from time to time in Navistar's Securities and Exchange Commission filings.  Navistar assumes no obligation to update the information included in this release.

The company's conference call with security analysts to discuss the earnings report will be web cast at 10 a.m.
CST today. The web cast can be accessed via the Internet at http://www.shareholder.com/nav/medialist.cfm .
Additional information can be found at http://www.nav-international.com/investor, via the Financial and Investor
Information link to the Overview page.
                                                        E-4

                                         NAVISTAR INTERNATIONAL CORPORATION
                                           AND CONSOLIDATED SUBSIDIARIES
                                          STATEMENT OF INCOME (UNAUDITED)
                                   (Millions of dollars, except per share data)

                                                                           THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                                               OCTOBER 31                        OCTOBER 31
                                                                     -------------------------------    ---------------------------

                                                                         2002             2001              2002              2001
   Sales and Revenues
   Sales of manufactured products                                    $    1,991       $    1,759        $    6,493      $    6,400
   Finance and insurance revenue                                             61               72               271             296
   Other income                                                               4                8                20              43
                                                                      ---------        ---------         ---------       ---------
   Total sales and revenues                                               2,056            1,839             6,784           6,739
                                                                      ---------        ---------         ---------       ---------

   Costs and expenses
   Cost of products and services sold                                $    1,832       $    1,532        $    5,817      $    5,608
   Cost of products sold related to restructuring                            23               11                23              11
   All other restructuring and non-recurring charges                        519                2               519               2
   Loss on sale of business                                                   3              (13)                2             (13)
   Postretirement benefits expense                                           54               34               228             171
   Engineering and research expense                                          70               65               260             253
   Sales, general and administrative expense                                145              153               521             543
   Interest expense                                                          39               36               154             161
   Other expenses                                                             9                3                29              36
                                                                      ---------       ----------         ---------       ---------
   Total costs and expenses                                               2,694            1,823             7,553           6,772
                                                                      ---------       ----------         ---------       ---------

   Income (loss) from continuing operations before income taxes            (638)              16              (769)            (33)
   Income tax expense (benefit)                                            (233)               4              (293)            (24)
                                                                      ---------        ---------         ---------       ---------
        Income (loss) from continuing operations                           (405)              12              (476)             (9)

   Discontinued operations, net of tax:
   Loss from discontinued operations                                         (9)              (5)              (14)            (14)
   Loss on disposal                                                         (46)               -               (46)              -
                                                                      ---------        ---------         ---------       ---------
        Loss from discontinued operations                                   (55)              (5)              (60)            (14)
                                                                      ---------        ---------         ---------       ---------

-----------------------------------------------------------------------------------------------------------------------------------
   Net income (loss)                                                 $     (460)      $        7        $     (536)     $      (23)
                                                                      =========        =========         =========       =========

        Add:  Restructuring and other non-recurring  charges,
                  net of tax                                                345                -               344               -
              Discontinued operations, net of tax                            55                5                60              14\
                                                                      ---------        ---------         ---------       ---------

    Income (loss) from continuing operations before restructuring
        and other non-recurring charges, net of tax                  $      (60)      $       12        $     (132)     $       (9)
                                                                      =========        =========         =========       =========

-----------------------------------------------------------------------------------------------------------------------------------

   Basic earnings (loss) per share
        Continuing operations                                        $    (6.67)      $     0.20        $    (7.88)     $    (0.15)
        Discontinued operations                                           (0.91)           (0.08)            (1.00)          (0.24)
                                                                      ---------        ---------         ---------       ---------
             Net income (loss)                                       $    (7.58)      $     0.12        $    (8.88)     $    (0.39)
                                                                      =========        =========         =========       =========

   Diluted earnings (loss) per share
        Continuing operations                                        $    (6.67)      $     0.19        $    (7.88)     $    (0.15)
        Discontinued operations                                           (0.91)           (0.08)            (1.00)          (0.24)
                                                                      ---------        ---------         ---------       ---------
             Net income (loss)                                       $    (7.58)      $     0.11        $    (8.88)     $    (0.39)
                                                                      =========        =========         =========       =========

   Diluted earnings (loss) per share from continuing operations before restructuring and other non-recurring  charges,
        net of tax                                                   $    (0.98)      $     0.19        $    (2.18)     $    (0.15)

   Average shares outstanding (millions)
        Basic                                                              60.6             59.5              60.3            59.5
        Diluted                                                            60.6             60.4              60.3            59.5

                                                        E-5

                                        NAVISTAR INTERNATIONAL CORPORATION
                                           AND CONSOLIDATED SUBSIDIARIES
                                   STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                                               (Millions of dollars)

                                                                                  AS OF OCTOBER 31
                                                                   ------------------------------------------------
                                                                           2002                       2001
                                                                   ----------------------      --------------------
ASSETS

Cash and cash equivalents......................................        $        620                $        822
Marketable securities..........................................                 116                         263
                                                                        -----------                 -----------
                                                                                736                       1,085
Receivables, net...............................................               2,268                       2,081
Inventories....................................................                 595                         644
Property and equipment, net....................................               1,479                       1,669
Investments and other assets...................................                 274                         336
Prepaid and intangible pension assets..........................                  63                         272
Deferred tax asset, net........................................               1,528                       1,077
                                                                        -----------                 -----------

Total assets                                                           $      6,943                $      7,164
                                                                        ===========                 ===========

LIABILITIES AND SHAREOWNERS' EQUITY

Liabilities
Accounts payable, principally trade............................        $      1,020                $      1,103
Debt:  Manufacturing operations................................                 878                         966
       Financial services operations...........................               1,878                       1,914
Postretirement benefits liability..............................               1,632                       1,081
Other liabilities..............................................               1,284                         973
                                                                        -----------                 -----------
Total liabilities..............................................               6,692                       6,037
                                                                        -----------                 -----------

Commitments and contingencies

Shareowners' equity
Series D convertible junior preference stock...................                   4                           4
Common stock and additional paid in capital
     (75.3 million shares issued)..............................               2,146                       2,139
Retained earnings (deficit)....................................                (721)                       (170)
Accumulated other comprehensive loss...........................                (705)                       (339)
Common stock held in treasury, at cost.........................                (473)                       (507)
                                                                        -----------                 -----------
Total shareowners' equity                                                       251                       1,127
                                                                        -----------                 -----------

Total liabilities and shareowners' equity                              $      6,943                $      7,164
                                                                        ===========                 ===========

-------------------------------------------------------------------------------------------------------------------
The Statement of Financial Condition includes the consolidated financial results of the company's manufacturing operations with its wholly owned financial services operations.

                                                        E-6